Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Relations	Tyco International Investor Relations	Tyco Electronics Investor Relations	Tyco Healthcare Investor Relations
Sheri Woodruff	Ed Arditte	John Roselli	Cole Lannum
609-720-4399	609-720-4621	609-720-4624	508-452-4343
swoodruff@tyco.com	Karen Chin	Keith Kolstrom	Wayde McMillan
	609-720-4398	717-986-7689	508-452-4387

TYCO INTERNATIONAL FILES FORM 10 AND S-1 DOCUMENTS WITH
THE SECURITIES AND EXCHANGE COMMISSION

PEMBROKE, Bermuda — Jan. 18, 2007 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today announced that it filed documents with the U.S. Securities and Exchange Commission (SEC) to register equity securities (on SEC Form 10) for Tyco Electronics and Tyco Healthcare, and debt offerings (on SEC Form S-1) for all three entities — together known as the “Registration Statements” — in connection with its upcoming separation into three independent, publicly-traded companies.  Tyco announced in January of 2006 its intent to divide the company’s portfolio of diverse businesses that generated $41 billion in net revenue in fiscal 2006, into three independent companies through tax-free stock dividends to Tyco shareholders — after which they will own 100 percent of the equity in three public companies.   Subject to review by the SEC and subsequent Registration Statement effectiveness, the separation is expected to occur early in the second calendar quarter of 2007.

The Registration Statements provide details about each company’s structure and risks, and include an overview of the markets and industries in which the companies will operate, the management and boards of directors, along with each company’s financial statements.

TYCO INTERNATIONAL

The combination of Tyco Fire & Security and Engineered Products & Services will continue to be known as Tyco International Ltd.  Following the completion of the spin-offs, Tyco International will continue to be a leading provider of electronic security, fire and safety services and products, valves and controls, and other industrial products.  Tyco International Ltd. will be organized after the spin-offs into business segments including: ADT Worldwide; Fire Protection Services; Flow Control; Safety Products; and Electrical and Metal Products.  The company will continue to list its common stock on the New York Stock Exchange (NYSE) and Bermuda Stock Exchange (BSX) under the ticker symbol “TYC.”

TYCO ELECTRONICS

Tyco Electronics is a leading global provider of engineered electronic components including connectors and interconnect systems, relays, switches, circuit protection devices, sensors and wire and cable; network solutions including infrastructure components and systems for telecommunications and energy networks; and wireless systems for critical communications, radar and defense applications.  Tyco Electronics designs, manufactures and markets products for customers in industries from automotive, appliances and aerospace and defense, to telecommunications, computers and consumer electronics.  Tyco Electronics has retained its name and will apply to list its common stock on the NYSE and BSX under the ticker symbol “TEL.”

TYCO HEALTHCARE

Tyco Healthcare is a global leader in developing, manufacturing and distributing medical devices and supplies, diagnostic imaging agents, pharmaceuticals and other healthcare products for use in clinical and home settings.  Tyco Healthcare’s products are found in almost every hospital in the U.S., and the company has a significant and growing presence in non-U.S. markets.  Tyco Healthcare’s portfolio of products is sold under brand names including United States Surgical, AutoSuture, Valleylab, Mallinckrodt, Nellcor, Puritan Bennett and Kendall.  Tyco Healthcare is expected to announce a name change, and the NYSE and BSX ticker symbol for which it will apply, later this month.

To further assist in understanding the financial statements that were included as part of Tyco International’s S-1 filing with the SEC, please refer to the Company’s Form 8-K furnished today which is also available on the Investor Relations portion of the Company’s website at www.tyco.com.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare, and Engineered Products & Services.  With 2006 revenue of $41 billion, Tyco employs approximately 250,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

OTHER INFORMATION

The Registration Statements relating to these securities have been filed with the SEC, but have not yet become effective.  These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statements become effective.

Prospectus information, when available, may be obtained from Edward Arditte, Senior Vice President of Strategy & Investor Relations, Tyco International, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

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